EXHIBIT 21

List of Subsidiaries as of December 31, 2025

Absolute Total Care, Inc, a South Carolina corporation
AcariaHealth Pharmacy #11, Inc, a Texas corporation
AcariaHealth Pharmacy #12, Inc, a New York corporation
AcariaHealth Pharmacy #14, Inc, a California corporation
AcariaHealth Pharmacy #26, Inc, a Delaware corporation
AcariaHealth Pharmacy, Inc, a California corporation
AcariaHealth, Inc., a Delaware corporation
Access Medical Acquisition, LLC, a Delaware LLC
Access Medical Group of Florida City, LLC, a Florida LLC
Access Medical Group of Hialeah, LLC, a Florida LLC
Access Medical Group of Hillsborough Peds, LLC, a Florida LLC
Access Medical Group of Kendall, LLC, a Florida LLC
Access Medical Group of Lakeland, LLC, a Florida LLC
Access Medical Group of Lauderdale Lakes, LLC, a Florida LLC
Access Medical Group of Margate, LLC, a Florida LLC
Access Medical Group of Miami, LLC, a Florida LLC
Access Medical Group of Miami Medicare, LLC, a Florida LLC
Access Medical Group of North Miami Beach, LLC, a Florida LLC
Access Medical Group of Opa-Locka, LLC, a Florida LLC
Access Medical Group of Pembroke Pines, LLC, a Florida LLC
Access Medical Group of Perrine, LLC, a Florida LLC
Access Medical Group of Riverview, LLC, a Florida LLC
Access Medical Group of Sand Lake, LLC, a Florida LLC
Access Medical Group of Tampa II, LLC, a Florida LLC
Access Medical Group of Tampa III, LLC, a Florida LLC
Access Medical Group of Tampa, LLC, a Florida LLC
Access Medical Group of Westchester, LLC, a Florida LLC
Agate Resources, Inc., an Oregon corporation
Ambetter Health of Florida, Inc., a Florida corporation
Ambetter Health of Louisiana, Inc., a Louisiana corporation
Ambetter Health of Texas, Inc., a Texas corporation
Ambetter of Magnolia, Inc, a Mississippi corporation
Ambetter of North Carolina, Inc., a North Carolina corporation
Ambetter of Peach State Inc., a Georgia corporation
American Progressive Life and Health Insurance Company of New York, a New York corporation
America's 1st Choice California Holdings, LLC, a Florida corporation
Ardan TacOpps I, LLC, a Delaware LLC
Arizona Biodyne, Inc., an Arizona corporation
Arkansas Health & Wellness Health Plan, Inc., an Arkansas corporation
Arkansas Total Care, Inc., an Arkansas corporation
Aurelia Health, LLC, an Arizona corporation
Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation
Bridgeway Health Solutions of Arizona, Inc., an Arizona corporation
Bridgeway Health Solutions, LLC, a Delaware LLC
Buckeye Community Health Plan, Inc, an Ohio corporation
Buckeye Health Plan Community Solutions, Inc., an Ohio corporation

California Health and Wellness Plan, a California corporation
Carolina Complete Health Holding Company Partnership, a Delaware partnership
Carolina Complete Health, Inc., a North Carolina corporation
Celtic Group, Inc, a Delaware corporation
Celtic Insurance Company, an Illinois corporation
Cenpatico Behavioral Health, LLC, a California LLC
Centene Center I, LLC, a Delaware LLC
Centene Center II, LLC, a Delaware LLC
Centene Center LLC, a Delaware LLC
Centene Health Plan Holdings, Inc., a Delaware corporation
Centene Institute for Advanced Health Education, LLC, a Delaware LLC
Centene Management Company LLC, a Wisconsin LLC
Centene Pharmacy Services, Inc., a Delaware corporation
Centene Venture Company Alabama Health Plan, Inc., an Alabama corporation
Centene Venture Company Florida, Inc., a Florida corporation
Centene Venture Company Illinois, Inc., an Illinois corporation
Centene Venture Company Indiana, Inc., an Indiana corporation
Centene Venture Company Kansas, Inc., a Kansas corporation
Centene Venture Company Michigan, Inc., a Michigan corporation
Centene Venture Company Tennessee, Inc., a Tennessee corporation
Centene Venture Insurance Company Texas, Inc., a Texas corporation
CMC Real Estate Company, LLC, a Delaware LLC
Cobalt Therapeutics, LLC, a Delaware LLC
Community Medical Holdings Corp, a Delaware corporation
Comprehensive Health Management, LLC, a Florida LLC
Coordinated Care Corporation, an Indiana corporation
Coordinated Care of Washington, Inc, a Washington corporation
Delaware First Health Complete, Inc., a Delaware corporation
Delaware First Health, Inc., a Delaware corporation
DeNova Collaborative Health, LLC, an Arizona LLC
District Community Care Inc., a Washington D.C. corporation
Envolve Benefits Options, Inc., a Delaware corporation
Envolve Dental IPA of New York, Inc., a New York corporation
Envolve Dental of Florida, Inc., a Florida corporation
Envolve Dental of Texas, Inc., a Texas corporation
Envolve Dental, Inc., a Delaware corporation
Envolve Holdings, LLC, a Delaware LLC
Envolve Pharmacy IPA, LLC, a New York LLC
Envolve Total Vision, Inc., a Delaware corporation
Envolve Vision Benefits, Inc., a Delaware corporation
Envolve Vision IPA of New York, Inc., a New York corporation
Envolve Vision of Florida, Inc., a Florida corporation
Envolve Vision of Texas, Inc., a Texas corporation
Envolve Vision, Inc., a Delaware corporation
Envolve, Inc., a Delaware corporation
Foundation Care, LLC, a Missouri LLC
Granite State Health Plan, Inc, a New Hampshire corporation
Harmony Health Plan, Inc., an Illinois corporation
Harmony Health Systems Inc., a New Jersey corporation

Health Care Enterprises, LLC, a Delaware LLC
Health Net Community Solutions of Arizona, Inc., an Arizona corporation
Health Net Community Solutions, Inc., a California corporation
Health Net Federal Services, LLC, a Delaware LLC
Health Net Health Plan of Oregon, Inc., an Oregon corporation
Health Net Life Insurance Company, a California corporation
Health Net Life Reinsurance Company, a Cayman Islands corporation
Health Net of Arizona, Inc., an Arizona corporation
Health Net of California, Inc., a California corporation
Health Net, LLC, a Delaware LLC
Health Plan Real Estate Holding, Inc., a Missouri corporation
Health Plan Real Estate Holding II, Inc., a Missouri corporation
Healthy Louisiana Holdings LLC, a Delaware LLC
Healthy Missouri Holdings, Inc, a Missouri corporation
Healthy Washington Holdings, Inc, a Delaware corporation
Heritage Health Systems of Texas, Inc., a Texas corporation
Heritage Health Systems, Inc., a Texas corporation
HHS Texas Management, Inc., a Texas corporation
HHS Texas Management, LP, a Texas limited partnership
HLM Strategic Investment Fund, L.P., a Delaware limited partnership
Home State Health Plan, Inc, a Missouri corporation
HomeScripts.com, LLC, a Michigan LLC
Human Affairs International of California, a California corporation
Illinois Health Practice Alliance, LLC, a Delaware corporation
Integrated Mental Health Services, a Texas corporation
Interpreta Holdings, Inc., a Delaware corporation
Interpreta, Inc., a Delaware corporation
Iowa Total Care, Inc, an Iowa corporation
LifeShare Management Group, LLC, a New Hampshire LLC
Louisiana Healthcare Connections, Inc, a Louisiana corporation
Magellan Behavioral Health of Florida, Inc., a Florida corporation
Magellan Behavioral Health of New Jersey, LLC, a New Jersey LLC
Magellan Behavioral Health of Pennsylvania, Inc., a Pennsylvania corporation
Magellan Behavioral Health Systems, LLC, a Utah LLC
Magellan Behavioral of Michigan, Inc., a Michigan corporation
Magellan Capital, LLC, a Nevada LLC
Magellan Cares Foundation, Inc., a Delaware corporation
Magellan Complete Care of Louisiana, Inc., a Louisiana corporation
Magellan Complete Care of Pennsylvania, Inc., a Pennsylvania corporation
Magellan Federal, Inc., a Virginia corporation
Magellan Financial Capital, LLC, a Delaware LLC
Magellan Health QI0, LLC, a Nebraska LLC
Magellan Health Services of Arizona, Inc., an Arizona corporation
Magellan Health Services of California, Inc. - Employer Services, a California corporation
Magellan Health Services of New Mexico, Inc., a New Mexico corporation
Magellan Health, Inc, a Delaware corporation
Magellan Healthcare Provider Group, Inc., a Maryland corporation
Magellan Healthcare, Inc., a Delaware corporation
Magellan HRSC, Inc., an Ohio corporation

Magellan Life Insurance Company, a Delaware corporation
Magellan of Georgia, Inc., a Georgia corporation
Magellan of Idaho, LLC, an Idaho LLC
Magellan of Maryland, LLC, a Maryland LLC
Magellan of Nevada, LLC, a Nevada LLC
Magellan Pharmacy Services, Inc., a Delaware corporation
Magellan Providers of Texas, Inc., a Texas corporation
Magnolia Health Plan, Inc, a Mississippi corporation
Magnolia Joint Venture Holding Company, Inc., a Delaware corporation
Managed Health Network, a California corporation
Managed Health Network, LLC, a Delaware LLC
Managed Health Services Insurance Corporation, a Wisconsin corporation
Meridian Health Plan of Illinois, Inc., an Illinois corporation
Meridian Health Plan of Michigan, Inc., a Michigan corporation
Meridian Management Company, LLC, a Michigan LLC
Meridian Network Services, LLC, a Michigan LLC
Merit Behavioral Care Corporation, a Delaware corporation
MHN Services, LLC, a California LLC
Nebraska Total Care, Inc., a Nebraska corporation
Network Providers, LLC, a Delaware LLC
New York Quality Healthcare Corporation, a New York corporation
Next Door Neighbors, Inc., a Delaware corporation
Next Door Neighbors, LLC., a Delaware LLC
Novasys Health, Inc, a Delaware corporation
Ohana Health Plan, Inc., a Hawaii corporation
Oklahoma Complete Health Holding Company, LLC, a Delaware LLC
Oklahoma Complete Health Inc., an Oklahoma corporation
One Care by Care 1st Health Plan of Arizona, Inc., an Arizona corporation
P.P.C., Inc., a Missouri corporation
Peach State Health Plan, Inc, a Georgia corporation
Penn Marketing America, LLC, a Delaware LLC
Pennsylvania Health and Wellness, Inc., a Pennsylvania corporation
PPC Group, Inc., a Delaware corporation
Premier Marketing Group, LLC, a Delaware LLC
Presonyx, Inc., a Delaware corporation
QCA Health Plan, Inc., an Arkansas corporation
Qualchoice Life and Health Insurance Company, Inc., an Arkansas corporation
Rhythm Health Tennessee, Inc., a Tennessee corporation
RI Health & Wellness, Inc., a Rhode Island corporation
SelectCare of Texas, Inc., a Texas corporation
SilverSummit Healthplan, Inc., a Nevada corporation
Social Health Bridge Trust, a Delaware trust
Social Health Bridge, LLC, a Delaware LLC
Specialty Therapeutic Care Holdings, LLC, a Delaware LLC
Sunflower State Health Plan, Inc, a Kansas corporation
Sunshine Health Community Solutions, Inc., a Florida corporation
Sunshine Health Holding LLC, a Florida LLC
Sunshine State Health Plan, Inc, a Florida corporation
Superior Health Management Advisors, LLC

Superior HealthPlan, Inc, a Texas corporation
The WellCare Management Group, Inc., a New York corporation
Transplant Health Solutions IPA, Inc., a New York corporation
Trillium Community Health Plan, Inc., an Oregon corporation
U.S. IPA Providers, Inc., a New York corporation
UAM Agent Services Corp., an Iowa corporation
Universal American Corp., a Delaware corporation
Universal American Financial Services, Inc., a Delaware corporation
Universal American Holdings, LLC, a Delaware LLC
WCG Health Management, Inc., a Delaware corporation
WellCare Health Insurance Company of America, an Arkansas corporation
WellCare Health Insurance Company of Kentucky, Inc., a Kentucky corporation
WellCare Health Insurance Company of Louisiana, Inc., a Louisiana corporation
WellCare Health Insurance Company of Nevada, Inc., a Nevada corporation
WellCare Health Insurance Company of New Hampshire, Inc., a New Hampshire corporation
WellCare Health Insurance Company of New Jersey, Inc., a New Jersey corporation
WellCare Health Insurance Company of Oklahoma, Inc., an Oklahoma corporation
WellCare Health Insurance Company of Washington, Inc., a Washington corporation
WellCare Health Insurance of Arizona, Inc., an Arizona corporation
WellCare Health Insurance of Connecticut, Inc., a Connecticut corporation
WellCare Health Insurance of Hawaii, Inc., a Hawaii corporation
WellCare Health Insurance of New York, Inc., a New York corporation
WellCare Health Insurance of North Carolina, Inc., a North Carolina corporation
WellCare Health Insurance of Tennessee, Inc., a Tennessee corporation
WellCare Health Insurance of the Southwest, Inc., an Arizona corporation
WellCare Health Plans of Kentucky, Inc., a Kentucky corporation
WellCare Health Plans of Massachusetts, Inc, a Massachusetts corporation
WellCare Health Plans of Missouri, Inc., a Missouri corporation
WellCare Health Plans of New Jersey, Inc., a New Jersey corporation
WellCare Health Plans of Rhode Island, Inc., a Rhode Island corporation
WellCare Health Plans of Vermont, Inc., an Iowa corporation
WellCare Health Plans, Inc., a Delaware corporation
WellCare National Health Insurance Company, a Texas corporation
WellCare of Alabama, Inc., an Alabama corporation
WellCare of California, Inc., a California corporation
WellCare of Connecticut, Inc., a Connecticut corporation
WellCare of Georgia, Inc., a Georgia corporation
WellCare of Illinois, Inc., an Illinois corporation
WellCare of Indiana, Inc., an Indiana corporation
WellCare of Maine, Inc., a Maine corporation
WellCare of Michigan Holding Company, a Michigan corporation
WellCare of Mississippi, Inc., a Mississippi corporation
WellCare of Missouri Health Insurance Company, Inc., a Missouri corporation
WellCare of New Hampshire, Inc., a New Hampshire corporation
WellCare of North Carolina, Inc., a North Carolina corporation
WellCare of Oklahoma, Inc., an Oklahoma corporation
WellCare of South Carolina, Inc., a South Carolina corporation
WellCare of Texas, Inc., a Texas corporation
WellCare of Virginia, Inc., a Virginia corporation

WellCare of Washington, Inc., a Washington corporation
WellCare Prescription Insurance, Inc., an Arizona corporation
Western Sky Community Care, Inc., a New Mexico corporation
Worlco Management Services, Inc., a New York corporation